CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement of the American Century-Benham Capital Preservation Fund, American Century-Benham Government Agency Money Market Fund, American Century-Benham GNMA Fund, American Century-Benham Short-Term Treasury Fund, American Century-Benham Intermediate-Term Treasury Fund, American Century-Benham Long-Term Treasury Fund, American Century-Benham Inflation-Adjusted Treasury Fund, and American Century-Benham Short-Term Government Fund (the eight funds comprising the American Century Government Income Trust) on Form N-1A of our reports dated May 8, 1998 on our audits of the financial statements and financial highlights of the American Century-Benham Capital Preservation Fund, American Century-Benham Government Agency Money Market Fund, American Century-Benham GNMA Fund, American Century-Benham Short-Term Treasury Fund, American Century-Benham Intermediate-Term Treasury Fund, American Century-Benham Long-Term Treasury Fund, American Century-Benham Inflation-Adjusted Treasury Fund, and American Century-Benham Short-Term Government Fund, which reports are included in the Annual Report to Shareholders for the year ended March 31, 1998 which are incorporated by reference in Post-Effective Amendment No. 36 to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."


                                                        /s/Coopers & Lybrand LLP
                                                           Coopers & Lybrand LLP


Kansas City, Missouri
July 27, 1998